UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2003

Brooks Automation, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25434	04-3040660

(Commission File Number)	(I.R.S. Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of Principal Executive Offices)	(Zip Code)

(978) 262-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Terms Agreement
Press Release dated 12/11/2003

Item 5. Other Events.

     On December 10, 2003, Brooks Automation, Inc. (the “Company”), entered into a Terms Agreement with Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Needham & Company, Inc. and SG Cowen Securities Corporation, as Representatives of the Several Underwriters, relating to the sale of 6,000,000 shares of the Company’s common stock at an offering price to the public of $19.00 per share. The Company has granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares of common stock solely to cover over-allotments, if any. The offering of the common stock will be made by means of a prospectus, consisting of a prospectus supplement and a base prospectus, which has been filed with the Securities and Exchange Commission. The press release issued by the Company dated December 10, 2003, titled “Brooks Automation Announces Pricing of Common Stock in Public Offering,” is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Terms Agreement by and among the Company and the Representatives of the Several Underwriters, dated December 10, 2003, relating to the issuance and sale of the shares. The Terms Agreement is incorporated herein by reference. The Underwriting Agreement, which is incorporated by reference into and is amended and supplemented by the Terms Agreement, is also incorporated herein by reference and was filed as Exhibit 1.01 to the Company’s Registration Statement on Form S-3 (Registration No. 333-109535).

     Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company’s Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description

1.1	Terms Agreement dated December 10, 2003.

99.1	Press Release titled “Brooks Announces Pricing of Common Stock in Public Offering” dated December 11, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2003	BROOKS AUTOMATION, INC

	By:	/s/ Thomas S. Grilk

Thomas S. Grilk, Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Terms Agreement dated December 10, 2003.

99.1	Press Release titled “Brooks Announces Pricing of Common Stock in Public Offering” dated December 11, 2003.